Exhibit 99.1

Vivint Announces Intention to Offer New Senior Notes

Provo, UT – July 24, 2017 – APX Group Holdings, Inc. (the “Company”), announced that its wholly owned subsidiary, APX Group, Inc. (the “Issuer”), intends, subject to market and other conditions, to offer $400,000,000 aggregate principal amount of its Senior Notes due 2024 (the “Notes”) in a private placement. The Issuer intends to use the net proceeds from the Notes offering to redeem up to $150 million aggregate principal amount of the Issuer’s outstanding 6.375% Senior Secured Notes due 2019 (the “2019 Notes”) and pay the related accrued interest and redemption premium, and to pay all fees and expenses related thereto and any remaining net proceeds for general corporate purposes, including the repayment of outstanding borrowings under the Company’s revolving credit facility. The partial redemption of the 2019 Notes is conditioned on the consummation of the Notes offering. No assurances may be given that these transactions will be completed on the timeline, in the amount, or on the terms presently contemplated by the Company or at all.

The Notes to be offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The Notes may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes will be offered, by the initial purchasers, only to persons reasonably believed to be “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A under the Securities Act and to certain non-U.S. persons in offshore transactions in reliance on Regulation S.

This press release is being issued pursuant to Rule 135(c) under the Securities Act, and it is neither an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent in the security and smart home industry, competition for security and smart home customers, litigation, complaints or adverse publicity, macroeconomic factors beyond the Company’s control, adverse publicity and product liability claims, increases and/or decreases in utility and other energy costs, increased costs related to utility or governmental requirements, cost increases or shortages in security and smart home technology products or components and the impact to the Company’s business, results of operations, financial condition, regulatory compliance and customer experience of the Vivint Flex Pay plan and the Best Buy Smart Home powered by Vivint program. In addition, the origination and retention of new subscribers will depend on various factors, including, but not limited to, market availability, subscriber interest, the availability of suitable components, the negotiation of acceptable contract terms with subscribers, local permitting, licensing and regulatory compliance, and the Company’s ability to manage anticipated expansion and to hire, train and retain personnel, the financial viability of subscribers and general economic conditions. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section of the Annual Report on Form 10-K of APX Group Holdings, Inc., the Company’s indirect parent, for the fiscal year ended December 31, 2016, filed with the SEC, as such factors may be updated from time to time in APX Group Holdings, Inc.’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in APX Group Holdings, Inc.’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.